EXHIBIT 3.2

SECOND AMENDED AND RESTATED BYLAWS

OF

BREDA TELEPHONE CORP.

(an Iowa Corporation)

(hereinafter referred to as the "Corporation")

ARTICLE 1

PRINCIPAL OFFICE

The address of the principal office of the Corporation will be identified in the Corporation's biennial report filed with the Iowa Secretary of State.

ARTICLE 2

REGISTERED OFFICE AND AGENT

The address of the Corporation's registered office and the name of the Corporation's registered agent at that office will be identified in the Corporation's biennial report filed with the Iowa Secretary of State. The registered office or registered agent, or both, may, however, be changed at any time by the board of directors in any biennial report of the Corporation or by filing a statement of change with the Iowa Secretary of State in accordance with law.

ARTICLE 3

MEETINGS OF SHAREHOLDERS

Section 3.1 Annual Meeting. The annual meeting of the shareholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at such place, at such time and on such day in each year as the board of directors shall each year fix.

Section 3.2 Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by law, may be called by the President or the board of directors, and shall be called by the board of directors if the shareholders of at least ten percent of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting sign, date and deliver to the Corporation one or more written demands for the meeting describing the purpose or purposes for which the special meeting is to be held. The time, date and place of any special meeting shall be determined by the board of directors or, at its discretion, by the President. Unless otherwise provided in the articles of restatement, a written demand for a special meeting may be revoked by a writing to that effect received by the Corporation prior to the receipt by the Corporation of demands sufficient in number to require the holding of a special meeting. Only business with the purpose or purposes described in the notice of the special shareholders' meeting may be conducted at a special shareholders' meeting.

Section 3.3 Notices and Reports to Shareholders.

(a)          The Corporation shall notify shareholders of the date, time and place of each annual and special shareholders' meeting no fewer than ten days nor more than sixty days before the date of the meeting. Unless otherwise required by law or the articles of restatement, notice of an annual meeting need not include a description of the purpose or purposes for which the meeting is called. Notice of a special meeting must include a description of the purpose or purposes for which the meeting is called. Unless otherwise required by law or the articles of restatement, the Corporation is required to give notice only to shareholders entitled to vote at the meeting. The board of directors may establish a record date for the determination of the identity of the shareholders entitled to notice, as provided in section 3.5 of these bylaws. Notice of adjourned meetings need only be given if required by law or section 3.7 of these bylaws.

(b)          Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing.

(c)          If notice of proposed corporate action is required by law to be given to shareholders not entitled to vote, and the action is to be taken by consent of the voting shareholders, the Corporation must give all shareholders written notice of the proposed action at least ten days before the action is taken. The notice must contain or be accompanied by the same material that, under law, would have been required to be sent to shareholders not entitled to vote in a notice of meeting at which the proposed action would have been submitted to the shareholders for action.

(d)          Notice must be in writing unless oral notice is reasonable under the circumstances. Notice may be communicated in person; by mail or other method of delivery; or by telephone, voice mail, or other electronic means. If these forms of personal notice are impracticable, notice may be communicated by a newspaper of general circulation in the area where published; or by radio, television, or other form of public broadcast communication. Written notice by the Corporation to its shareholders, if in a comprehensible form, is effective according to one of the following: (i) upon deposit in the United States mail, if mailed post-paid and correctly addressed to the shareholder's address shown in the Corporation's current record of shareholders; or (ii) when electronically transmitted to the shareholder in a manner authorized by the shareholder. Oral notice is effective when communicated if communicated in a comprehensible manner.

(e)          Notice to a shareholder shall not be required to be given if either of the following applies: (i) notice of two consecutive annual meetings, and all notices of meetings during the period between such two consecutive annual meetings, have been sent to the shareholder at such shareholder's address as shown on the records of the Corporation and have been returned undeliverable; or (ii) all, but not less than two, payments of dividends on securities during a twelve month period, or two consecutive payments of dividends on securities during a period of more than twelve months, have been sent to such shareholder at such shareholder's address as shown on the records of the Corporation and have been returned undeliverable. If any such shareholder shall deliver to the Corporation a written notice setting forth such shareholder's then-current address, the requirement that notice be given to such shareholder shall be reinstated.

Section 3.4 Waiver of Notice.

(a)          A shareholder may waive any notice required by law, the articles of restatement or these bylaws before or after the date and time stated in the notice. The waiver must be in writing, be signed by the shareholder entitled to the notice and be delivered to the Corporation for inclusion in the minutes or filing with the corporate records. Any such waiver shall be equivalent to notice to such shareholder in due time as required by law, the articles of restatement or these bylaws.

(b)          A shareholder's attendance at a meeting, in person or by proxy, waives (i) objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting or promptly upon the shareholder's arrival objects to holding the meeting or transacting business at the meeting, and (ii) objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

Section 3.5 Record Date. The board of directors may fix a future date as the record date for any determination of the identity of the shareholders for any purpose, including in order to determine the shareholders entitled to notice of a shareholders' meeting, to demand a special meeting, to vote, or to take any other action, but such record date shall not be more than seventy days before the meeting or action requiring the determination of the shareholders. A determination of the shareholders entitled to notice of or to vote at a shareholders' meeting is effective for any adjournment of the meeting unless the board of directors fixes a new record date, which it must do if the meeting is adjourned to a date more than one hundred twenty days after the date fixed for the original meeting.

If not otherwise fixed by the board of directors, (i) the record date for determining the shareholders entitled to notice of and to vote at an annual or special shareholders' meeting is the close of business on the day before the first notice is delivered to shareholders, (ii) the record date for determining the shareholders entitled to a distribution, other than one involving a repurchase or reacquisition of shares, is the date the board of directors authorizes the distribution, (iii) the record date for determining the shareholders entitled to a share dividend is the date the board of directors authorizes the share dividend, (iv) the record date for determining the shareholders entitled to demand a special meeting is the date the first shareholder signs the demand, and (v) the record date for determining the shareholders entitled to take action without a meeting pursuant to Section 3.12 of these bylaws is the date the first shareholder signs the written consent.

Section 3.6 Shareholders' List. After fixing a record date for a meeting, the Secretary shall prepare an alphabetical list of the names of all shareholders who are entitled to notice of a shareholders' meeting. The shareholders' list must be arranged by voting group and within each voting group by class or series of shares, and show the address of and number of shares held by each shareholder. The shareholders' list must be available for inspection by any shareholder beginning two business days after notice of the meeting is given for which the shareholders' list was prepared and continuing through the meeting, at the Corporation's principal office or at a place identified in the meeting notice in the city where the meeting will be held. A shareholder, or a shareholder's agent or attorney, is entitled on written demand to inspect and, subject to the requirements of law, to copy the shareholders' list, during regular business hours and at the person's expense, during the period it is available for inspection. The Corporation shall make the shareholders' list available at the meeting, and any shareholder, or a shareholder's agent or attorney, is entitled to inspect the list at any time during the meeting or any adjournment. The refusal or failure to prepare or make available the shareholders' list does not, however, affect the validity of action taken at the meeting.

Section 3.7 Quorum.

(a)          Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Unless otherwise required by law or the articles of restatement, any number of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter. If a quorum shall fail to attend any meeting, the chairperson of the meeting or a majority of the votes present may adjourn the meeting to another date, time or place.

(b)          If an annual or special shareholders' meeting is adjourned to a different date, time or place, notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before adjournment; provided, however, that if the board of directors fixes a new record date for the adjourned meeting, which it must do if the meeting is adjourned to a date more than one hundred twenty days after the date fixed for the original meeting, notice of the adjourned meeting must be given in conformity with these bylaws to persons who are shareholders as of the new record date. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

(c)          Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

Section 3.8 Organization.

(a)          At each meeting of the shareholders, a chairperson shall preside. The President shall act as chairperson at all meetings of the shareholders, but in the absence of the President at any meeting of the shareholders, the board of directors shall appoint a person to act as chairperson of the meeting.

(b)          The Secretary shall act as secretary at all meetings of the shareholders, but in the absence of the Secretary at any meeting of the shareholders, the chairperson of the meeting may appoint any person to act as secretary of the meeting.

Section 3.9 Voting of Shares.

(a)          Notwithstanding anything in these bylaws which may appear to be to the contrary, the voting entitlement of the shares of the Corporation shall be as provided in Section 5 of Article IV of the articles of restatement.

(b)          The shareholders having the right to vote at any meeting shall be only those of record on the stock books of the Corporation on the record date fixed by law or pursuant to section 3.5 of these bylaws.

(c)          Voting by shareholders on any question or in any election shall be by written ballot as provided in this subparagraph. A written ballot for all matters to be presented to the shareholders at any annual or special meeting shall be mailed by regular mail to the shareholders entitled to vote on the matter in question. The written ballot shall be accompanied by two envelopes. One of the envelopes shall be marked "Ballot", and the other envelope shall be a self-addressed, stamped envelope addressed to a post office box in Carroll, Iowa and which has a control number on the outside of the envelope which has been assigned to the shareholder in question. All shareholders will be requested to utilize those envelopes to mail the written ballot to the Corporation, but a shareholder will be allowed to deliver the written ballot to the Corporation in those envelopes before or at the annual meeting or the special meeting in question. All envelopes received at the Corporation's office prior to the annual meeting or the special meeting in question shall be delivered to the post office box, where practicable. If a shareholder mails or delivers a written ballot to the Corporation and attends the annual meeting or the special meeting in question and desires to withdraw the shareholder’s written ballot or to change the shareholder's vote from that indicated on the written ballot, the shareholder will be allowed to do so by notifying the Secretary or another officer of the Corporation at the commencement of the meeting, in which event the shareholder will be provided with another written ballot to complete and deliver to the Secretary at the meeting. The board of directors or the ballot committee referred to in Section 3.14 of these bylaws may make such rules and establish such processes and procedures relating to voting by written ballot and access to the post office box contemplated by this Section 3.9(c) as the board of directors or the ballot committee deem necessary or appropriate to further implement, and which are consistent with the intent and purposes of, this Section 3.9(c). The board of directors shall also determine the form and content of the written ballot to be used for each shareholder's meeting. If a written ballot is properly completed and timely returned or delivered, the shareholder's vote will be voted at the annual meeting or special meeting in question in accordance with the instructions contained in the written ballot.

(d)          Unless otherwise provided in the articles of restatement, directors shall be elected by a plurality of the votes cast by the shareholders entitled to vote in the election at a meeting at which a quorum is present. If the articles of restatement authorize dividing the shares into classes, the articles of restatement may also authorize the election of all or a specified number of directors by the holders of one or more authorized classes of shares. Each class, or classes, of shares entitled to elect one or more directors is a separate voting group for purposes of the election of directors. The removal of a director is governed by Section 4.5 of these bylaws. Shareholders do not have the right to cumulate their votes for directors unless the articles of restatement so provide.

(e)          If a quorum exists, action on a matter, other than the election or removal of directors, by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the law or the articles of restatement require a greater number of affirmative votes. Action may be taken by one voting group on a matter even though no action is taken by another voting group entitled to vote on the matter.

Section 3.10 Voting by Proxy or Representative.

(a)          A shareholder entitled to vote may vote in person or by proxy appointed in accordance with subparagraph (c) immediately below, which appointment shall be effective when a signed appointment form or an electronic transmission of the appointment is received by the inspector of election or the Secretary or other officer or agent of the Corporation authorized to tabulate votes. An appointment of a proxy is valid for eleven months from the date of its execution, unless a longer period is expressly provided in the appointment. Subject to law and to any express limitation on the proxy's authority stated in the appointment form or electronic transmission, the Corporation is entitled to accept the proxy's vote or other action as that of the shareholder making the appointment.

(b)          Shares held by an administrator, executor, guardian, conservator, receiver, trustee, pledgee, or another corporation may be voted as provided by law.

(c)         A shareholder or the shareholder's agent or attorney-in-fact may appoint a proxy to vote or otherwise act for the shareholder by signing an appointment form or by an electronic transmission that complies with these bylaws. An electronic transmission must contain or be accompanied by information from which one can determine that the shareholder, the shareholder's agent, or the shareholder's attorney-in-fact authorized the electronic transmission.

(d)          An appointment of a proxy is revocable unless the appointment form or electronic transmission states that it is irrevocable and the appointment is coupled with an interest. An irrevocable appointment is revoked when the interest with which it is coupled is extinguished. The death or incapacity of the shareholder appointing a proxy does not affect the right of the Corporation to accept the proxy's authority unless notice of the death or incapacity is received by the Secretary or other officer or agent authorized to tabulate votes before the proxy exercises the proxy's authority under the appointment.

Section 3.11 Inspectors. The board of directors may (but shall not be obligated to) appoint one or more inspectors to act at a meeting of the shareholders or any adjournment thereof and make a written report of the inspectors' determinations. If inspectors are not appointed by the board of directors, the chairperson of the shareholders' meeting may (but shall not be obligated to) make such appointment. In case any person appointed as an inspector shall fail to appear or act, the vacancy may be filled by appointment made by the board of directors, or at the shareholders' meeting by the chairperson of the meeting. The inspectors shall do all of the following: (i) ascertain the number of shares outstanding and the voting power of each; (ii) determine the shares represented at the meeting; (iii) determine the validity of proxies and ballots; (iv) count all votes; and (v) determine the result. Each inspector shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of the inspector's ability. An inspector may be an officer or employee of the Corporation. No inspector, whether appointed by the board of directors or by the chairperson of the shareholders' meeting, need be a shareholder of the Corporation.

Section 3.12 Action Without Meeting. Unless otherwise provided in the articles of restatement, and except as otherwise set forth in section 4.5 of these bylaws, any action required or permitted by law to be taken at a shareholders' meeting may be taken without a meeting or vote, and, except as required by law, without prior notice, if one or more written consents describing the action taken are signed by the shareholders having not less than ninety percent of the votes entitled to be cast at a meeting at which all shareholders entitled to vote on the action were present and voted, and are delivered to the Corporation for inclusion in the minutes or filing with the Corporation's records. A written consent shall bear the date of signature of each shareholder who signs the consent and no written consent is effective to take the action referred to in the consent unless, within sixty days of the earliest dated consent delivered to the Corporation, written consents signed by a sufficient number of shareholders to take action are delivered to the Corporation. If not otherwise fixed by law or in accordance with these bylaws, the record date for determining shareholders entitled to take action without a meeting is the date the first shareholder signs the written consent. Written consents may be delivered to the Corporation by electronic transmission. A written consent may be revoked by a writing to that effect received by the Corporation prior to the receipt by the Corporation of unrevoked written consents sufficient in number to take the corporate action.

Section 3.13 Conduct of Business. The chairperson of each meeting of shareholders shall, unless the articles of restatement provide otherwise, determine the order of business and shall have the authority to establish rules for the conduct of the meeting, including regarding regulation of the manner of voting and the conduct of business. Any rules adopted for, and the conduct of, the meeting shall be fair to shareholders The chairperson shall also announce at the meeting when the polls close for each matter voted upon, but if no announcement is made, the polls shall be deemed to have closed upon the final adjournment of the meeting. After the polls close, no ballots, proxies or votes nor any revocations or changes to any ballots, proxies or votes may be accepted.

3.14      Ballot Committee. The board of directors shall establish and maintain a ballot committee of six individuals, comprised of two shareholders appointed by the board of directors on an annual basis, an accountant from the accounting firm then providing audit services to the Corporation, legal counsel as appointed by the board of directors, and two other shareholders. The latter two shareholders shall designate their replacements for the next year, but if such shareholders do not designate their replacements, the board of directors shall have the right to appoint replacements for those two other shareholder positions. The ballot committee shall have sole control over the post office box referenced in Section 3.9(c) of these bylaws, and shall also be in charge of tabulating all of the voting by the written ballots at each annual meeting and special meeting of the shareholders. The ballot committee shall establish procedures on how and when the written ballots mailed to the post office box contemplated by Section 3.9(c) of these bylaws shall be removed from the post office box and when the votes evidenced by those written ballots shall be counted and tallied.

3.15      Shareholder Communications With Directors. Any shareholder desiring to send a communication to the board of directors may do so in writing by either delivering the writing to the Corporation's principal office, or by mailing the writing to the Corporation's principal office, in either case to the attention of the President. The Corporation will send a copy of each such writing directly to each director.

ARTICLE 4

BOARD OF DIRECTORS

Section 4.1 General Powers and Qualifications. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed by or under the direction of, the board of directors, subject to any limitations set forth in the articles of restatement.

An individual must be the owner of one or more shares of the Class A Common Stock of the Corporation in order to be elected as, and to remain as, a director, and a director will automatically cease to be a director, without notice from or other action by the director, the Corporation or any shareholder, effective at the time the director ceases to hold any such shares of the Class A Common Stock of the Corporation. Each director must also be at least 18 years of age. No individual may serve more than three consecutive terms as a director, and if an individual has served for three consecutive terms as a director, the individual must be off the board of directors for at least one year before the individual can again be elected as a director.

Section 4.2 Number of Directors; Tenure. Subject to any limitations set forth in the articles of restatement, the number of directors of the Corporation shall be determined and fixed by resolution of the board of directors, and the then current number of directors may be increased or decreased from time to time by resolution of the board of directors. In the absence of a specific resolution by the board of directors, the number of directors of the Corporation shall be seven.

The terms of the directors shall be staggered by dividing the total number of directors into three groups, with each group containing one-third of the total number of directors, as near as may be. The terms of one group of the directors shall expire each year. The directors shall be elected by the shareholders entitled to vote on the election of directors at each annual meeting of the shareholders of the Corporation, and each director shall serve a three year term and until the director's successor is elected and qualified or until there is a decrease in the number of directors, or until the director's death or resignation or removal in accordance with law or these bylaws. No individual may serve more than three consecutive terms as a director, and if an individual has served for three consecutive terms as a director, the individual must be off the board of directors for at least one year before the individual can again be elected as a director.

Any vacancy occurring in any director position (including by the directors increasing the number of directors) shall be filled in the manner provided in Section 4.6 of these bylaws.

In the event the board of directors decreases the number of directors, the board of directors must designate the group of directors from which such decrease shall occur, but with each group containing one-third of the total number of directors, as near as may be, following such decrease in the number of directors. No decrease in the number of directors shall have the effect of terminating or shortening the term of any then incumbent director.

Section 4.3 Quorum and Manner of Acting. Unless otherwise required by law or the articles of restatement, a quorum of the board of directors consists of a majority of the number of directors fixed in accordance with section 4.2 of these bylaws. If at any meeting of the board of directors there be less than a quorum present, a majority of the directors present may adjourn the meeting from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given.

If a quorum is present when a vote is taken, the affirmative vote of a majority of the directors present at the meeting is the act of the board of directors unless the articles of restatement require the vote of a greater number of directors.

Section 4.4 Resignation. A director may resign at any time by delivering written notice to the President, the board of directors, or the Corporation. A resignation is effective when the notice is delivered unless the notice specifies a later effective date.

Section 4.5 Removal. The shareholders may remove one or more directors, with or without cause, unless the articles of restatement provide that directors may be removed only for cause. If a director is elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove that director. A director may be removed only if the number of votes cast to remove that director exceeds the number of votes cast not to remove the director. A director may be removed by the shareholders only at a meeting called for the purpose of removing the director and after notice stating that the purpose, or one of the purposes, of the meeting is removal of the director. A director shall not be removed pursuant to written consents unless written consents are obtained from the holders of all the outstanding shares of the Corporation entitled to vote on the removal of the director.

Each director must at all times be the owner of one or more shares of the Class A Common Stock of the Corporation, and a director will automatically cease to be a director, without notice from or other action by the director, the Corporation or any shareholder, effective at the time the director ceases to hold any shares of the Class A Common Stock of the Corporation.

Section 4.6 Vacancies. Unless the articles of restatement provide otherwise, if a vacancy occurs on the board of directors through death, resignation, removal or any other cause, including a vacancy resulting from an increase in the number of directors, the vacancy may be filled by the shareholders entitled to vote on the election of directors or by the board of directors. If the directors remaining in office constitute fewer than a quorum of the board, they may fill the vacancy by the affirmative vote of a majority of all the directors remaining in office. If the vacant office was held by a director elected by a voting group of shareholders, only the holders of shares of that voting group are entitled to vote to fill the vacancy if it is filled by the shareholders. A vacancy that will occur at a specific later date, by reason of a resignation of a director effective at a later date under Section 4.4 of these bylaws, may be filled before the vacancy occurs, but the new director shall not take office until the vacancy occurs.

In the event of a vacancy occurring by reason of an increase by the board of directors in the number of directors, the board of directors must designate the group of the directors to which such additional position shall be assigned, but with each group containing one-third of the total number of directors, as near as may be, following such increase in the number of directors.

A director elected by the board of directors to fill the vacancy shall continue to serve as a director only until the next annual meeting of the shareholders, at which time the shareholders entitled to vote on the election of directors shall elect an individual to such director position, who shall serve for the remainder of the unexpired term of such director position and until his or her successor is elected and qualifies or until there is a decrease in the number of directors, or until his or her death, resignation or removal. A director elected by the shareholders to fill a vacancy shall continue to serve as a director for the remainder of the unexpired term of such director position and until his or her successor is elected and qualifies or until there is a decrease in the number of directors, or until his or her death, resignation or removal.

Section 4.7 Compensation of Directors. The directors shall be entitled to be reimbursed for any expenses paid or incurred by them on account of attendance at any annual, regular or special meeting of the board of directors. Unless the articles of restatement provide otherwise, the board of directors may fix the other compensation of directors from time to time by resolution of the board.

Section 4.8 Place and Conduct of Meetings; Participation in Meetings The board of directors may hold annual, regular or special meetings at such place or places within or without the State of Iowa, as the board may from time to time determine. Unless the articles of restatement provide otherwise, the board of directors may permit any or all directors to participate in an annual, regular or special meeting by, or conduct any meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

Section 4.9 Annual Meeting. At the next regularly scheduled meeting of the board of directors which is held after the annual meeting of the shareholders for the election of directors, the board of directors shall meet for the purpose of organization, the election of officers and the transaction of other business. Such meeting may be held at any other time or place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors or in a consent and waiver of notice thereof signed by all the directors, at which meeting the same matters shall be acted upon as is above provided.

Section 4.10 Regular Meetings. Regular meetings of the board of directors shall be held at such place and at such times as the board of directors shall by resolution fix and determine from time to time. Unless the articles of restatement provide otherwise, no notice of the date, time, place or purpose shall be required for any regular meeting of the board of directors.

Section 4.11 Special Meetings; Notice.

(a)          Special meetings of the board of directors shall be held whenever called by direction of the President or any three of the directors at the time being in office.

(b)          Unless the articles of restatement provide for a longer or shorter period, special meetings of the board of directors must be preceded by at least two days' notice of the date, time and place of the meeting. The notice need not describe the purpose of the special meeting unless required by the articles of restatement. Unless otherwise stated in the notice thereof, any and all business may be transacted at a special meeting.

(c)          At any meeting at which every director shall be present, even without any notice, any business may be transacted.

Section 4.12 Waiver of Notice. A director may waive any notice required by law, the articles of restatement or these bylaws before or after the date and time stated in the notice. Except as provided below in this section, the waiver must be in writing, signed by the director entitled to the notice and filed with the minutes or corporate records. Such a waiver shall be equivalent to notice in due time as required by these bylaws. A director's attendance at or participation in a meeting waives any required notice to that director of the meeting unless the director at the beginning of the meeting or promptly upon the director's arrival objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

Section 4.13 Director's Assent Presumed. A director who is present at a meeting of the board of directors or a committee of the board of directors when corporate action is taken is deemed to have assented to the action taken unless one or more of the following occurs: (i) the director objects at the beginning of the meeting or promptly upon the director's arrival to holding the meeting or transacting business at the meeting, (ii) the director's dissent or abstention from the action taken is entered in the minutes of the meeting, or (iii) the director delivers written notice of the director's dissent or abstention to the chairperson of the meeting before its adjournment or to the Corporation immediately after adjournment of the meeting. The right of dissent or abstention is not available, however, to a director who votes in favor of the action taken.

Section 4.14 Order of Business.

(a)          At meetings of the board of directors, business shall be transacted in such order as the board of directors may from time to time determine by resolution.

(b)          At all meetings of the board of directors, the President, or in the President's absence, the most senior Vice President present, or otherwise the person designated by the vote of a majority of the directors present, shall preside.

Section 4.15 Action Without Meeting. Except to the extent that the articles of restatement require that action by the board of directors be taken at a meeting, any action required or permitted by law to be taken by the board of directors may be taken without a meeting if each director signs a consent describing the action to be taken and delivers it to the Corporation. Action taken under this section is the act of the board of directors when one or more consents signed by all the directors are delivered to the Corporation. The consent may specify the time at which the action taken is to be effective. Written consents may be delivered to the Corporation by electronic transmission. A director's consent may be withdrawn by a revocation signed by the director and delivered to the Corporation prior to delivery to the Corporation of unrevoked written consents signed by all of the directors.

Section 4.16 Committees.

(a)          Unless otherwise provided by law or the articles of restatement, the board of directors, by resolution adopted by the affirmative vote of a majority of all the directors in office when the action is taken, may create one or more committees, and appoint one or more members of the board of directors to serve on any committee. Any such committee shall serve at the will of the board of directors. Each such committee shall have the powers and duties delegated to it by the board of directors or as specified in the articles of restatement. The board of directors may appoint one or more directors as alternate members of any committee to replace any absent or disqualified member during the member's absence or disqualification. Each committee shall fix its own rules governing the conduct of its activities as the board of directors may request. The committees that may be created by the board of directors include an executive committee, a nominations committee and an audit committee.

(b)          A committee shall not: (i) authorize or approve distributions by the Corporation, except according to a formula or method, or within limits, prescribed by the board of directors; (ii) approve or propose to the shareholders action that the law requires be approved by shareholders; (iii) fill vacancies on the board of directors of the Corporation or on any of its committees; provided, however, that unless the articles of restatement or the resolution creating the committee provide otherwise, in the event of the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting may unanimously appoint another director to act in place of the absent or disqualified director; or (iv) adopt, amend or repeal bylaws of the Corporation.

Section 4.17   Nominations For Directors. The board of directors, or a nominating committee established by the board of directors, may prepare a list of nominees for each director position to be filled at the next annual meeting of the shareholders.

Any three or more shareholders who or which each own one or more shares of the Class A Common Stock of the Corporation (the “Nominating Shareholders”) may nominate any individual (including any such Nominating Shareholder) for election as a director at the next annual meeting of the shareholders by submitting a written nomination petition to the Corporation in a form provided by the Corporation (the "Nomination Petition") and signed by such Nominating Shareholders; provided, however, that (i) the individual nominated to serve as a director (the “Nominee”) must meet all of the qualification requirements for directors as specified in these bylaws; (ii) the Nominee must submit a signed written statement in a form provided by the Corporation (the "Nominee Statement") wherein the Nominee shall, among other things, agree that the Nominee will serve as a director if elected and will prepare, execute and/or file all such reports and documents, and provide the Corporation with all such information, as may be necessary or appropriate in order for the Corporation to comply with all applicable laws, rules and regulations, including the Securities Exchange Act of 1934 and all rules and regulations promulgated thereunder; (iii) the board of directors shall have the right to determine the slate, if any, on which the Nominee shall be placed for purposes of the vote of the shareholders; and (iv) the Nomination Petition must be fully completed and received at the principal office of the Corporation by the time specified in the Corporation Notice (as that term is defined below). The Corporation shall notify all of the shareholders entitled to vote on the election of directors that anyone wishing to nominate themselves to serve as a director, or another such shareholder to serve as a director, must submit a Nomination Petition and the related Nominee Statement to the Corporation by the time stated in such notice (the "Corporation Notice").

The Nomination Petition and the Nominee Statement may require all such information and all such agreements and representations as are determined to be necessary or appropriate by the board of directors or the President. Any Nomination Petition or Nominee Statement which is not fully completed and properly executed, or which is not received within the time period stated in the Corporation Notice, shall be returned by the Corporation to one of the Nominating Shareholders submitting the Nomination Petition or to the Nominee submitting the Nominee Statement, as the case may be.

An individual who is properly and timely nominated for election as a director as provided in this section will be presented as a nominee for election as a director at the next annual meeting of the shareholders.

No nominations for any director position may be made from the floor at any meeting of the shareholders.

ARTICLE 5

OFFICERS

Section 5.1 Executive Officers. The executive officers of the Corporation shall be a President, a Chief Executive Officer, a Chief Operations Officer, a Chief Financial Officer, one or more Vice Presidents (the number thereof to be determined by the board of directors), a Secretary, a Treasurer and such other officers as may from time to time be designated and elected by the board of directors. The same individual may simultaneously hold more than one office in the Corporation. The board of directors may, in its discretion, delegate the powers or duties of any officer to any other officer or agents, notwithstanding any provision of these bylaws, and the board of directors may leave unfilled, for any such period as it may fix, any office except those of President, Treasurer and Secretary.

Each officer, other than the Chief Executive Officer, the Chief Operations Officer and the Chief Financial Officer, must also be a director of the Corporation.

The officers of the Corporation shall be elected annually by the board of directors at the annual meeting of the board of directors. Each officer shall hold office until the next succeeding annual meeting of the board of directors and until his or her successor shall have been duly chosen and shall qualify or until his or her death or until he or she shall resign or shall have been removed. The election or appointment of an officer does not itself create contract rights.

Section 5.2 Resignation and Removal. An officer may resign at any time by delivering notice to the Secretary, the board of directors or the Corporation. An officer's resignation does not affect the Corporation's contract rights, if any, with the officer. A resignation is effective when the notice is delivered unless the notice specifies a later effective time.

Each officer, other than the Chief Executive Officer, the Chief Operations Officer and the Chief Financial Officer, must also be a director of the Corporation, and any such officer will automatically cease to be an officer, without notice from or other action by the officer or the Corporation, effective at the time the officer ceases to also be a director of the Corporation.

An officer may be removed at any time, with or without cause, by any of the following: (i) the board of directors, (ii) the officer who appointed such officer, unless the board of directors provides otherwise, or (iii) any other officer if authorized by these bylaws or the board of directors. An officer's removal does not affect the officer's contract rights, if any, with the Corporation.

Section 5.3       Powers and Duties of the President. The President shall, if present at the meeting in question, preside over and act as chairperson of all meetings of the shareholders and all meetings of the board of directors. The President shall have authority to sign, execute and acknowledge all contracts, checks, deeds, mortgages, bonds, leases or other obligations on behalf of the Corporation as authorized by the board of directors. The President may sign in the name of the Corporation all reports and all other documents or instruments which are necessary or proper to be executed in the course of the Corporation's business and as authorized by the board of directors. The President, together with the Secretary or an Assistant Secretary, may sign all certificates for the shares of the capital stock of the Corporation. The President shall be subject to the control of the board of directors, and shall freely consult with the board concerning the business of the Corporation in his or her charge. The President shall also perform all duties incident to the office of President as herein defined, and all such other duties as may from time to time be assigned to the President by the board of directors.

Section 5.4 Powers and Duties of the Vice President(s). In the absence of the President or in the event of the President's death, inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their appointment, or in the absence of any designation, the senior Vice President in length of service) shall perform the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President shall perform such other duties and have such authority as from time to time may be assigned to such Vice President by the President or by the board of directors.

Section 5.5. Powers and Duties of the Chief Executive Officer. The Chief Executive Officer shall, subject to the control of the board of directors and to the terms of any employment agreement or other agreement between the Chief Executive Officer and the Corporation, have general charge of and direct the operations of the Corporation and shall be the chief executive officer of the Corporation. The Chief Executive Officer shall keep the board of directors fully informed and shall freely consult with the board concerning the business of the Corporation in his or her charge. The Chief Executive Officer shall have authority to sign, execute and acknowledge all contracts, checks, deeds, mortgages, bonds, leases or other obligations on behalf of the Corporation as the Chief Executive Officer may deem necessary or proper to be executed in the course of the Corporation's regular business or as authorized by the board of directors. The Chief Executive Officer may sign in the name of the Corporation all reports and all other documents or instruments which are necessary or proper to be executed in the course of the Corporation's business. The Chief Executive Officer, together with the Secretary or an Assistant Secretary, may sign all certificates for the shares of the capital stock of the Corporation. The Chief Executive Officer shall perform all duties incident to the office of Chief Executive Officer as herein defined, and all such other duties as from time to time may be assigned to the Chief Executive Officer by the board of directors.

Section 5.6. Powers and Duties of the Chief Operations Officer. The Chief Operations Officer shall, subject to the control of the board of directors and the Chief Executive Officer and to the terms of any employment agreement or other agreement between the Chief Operations Officer and the Corporation, have general charge of and direct the operations of the Corporation and shall be the chief operating officer of the Corporation. The Chief Operations Officer shall keep the board of directors fully informed and shall freely consult with the board concerning the business of the Corporation in his or her charge. The Chief Operations Officer shall have authority to sign, execute and acknowledge all contracts, checks, deeds, mortgages, bonds, leases or other obligations on behalf of the Corporation as the Chief Operations Officer may deem necessary or proper to be executed in the course of the Corporation's regular business or as authorized by the board of directors. The Chief Operations Officer may sign in the name of the Corporation all reports and all other documents or instruments which are necessary or proper to be executed in the course of the Corporation's business. The Chief Operations Officer, together with the Secretary or an Assistant Secretary, may sign all certificates for the shares of the capital stock of the Corporation. The Chief Operations Officer shall perform all duties incident to the office of Chief Operations Officer as herein defined, and all such other duties as from time to time may be assigned to the Chief Operations Officer by the Chief Executive Officer or the board of directors.

Section 5.7 Powers and Duties of the Chief Financial Officer. Subject to the control of the board of directors and the Chief Executive Officer and to the terms of any employment agreement or other agreement between the Chief Financial Officer and the Corporation, the Chief Financial Officer shall be the chief financial officer of the Corporation. The Chief Financial Officer shall (a) have custody of and be responsible for all moneys and securities of the Corporation, (b) keep full and accurate records and accounts in books belonging to the Corporation, showing the transactions of the Corporation, its accounts, liabilities and financial condition, (c) see that all expenditures are duly authorized and are evidenced by proper receipts and vouchers; (d) deposit in the name of the Corporation in such depository or depositories as are approved by the board of directors, all moneys that may come into the Chief Financial Officer's hands for the Corporation's account; (e) prepare or cause to be prepared annual financial statements that include a balance sheet as of the end of the fiscal year and an income statement for that year; and (f) in general, perform such duties as may from time to time be assigned to the Chief Financial Officer by the Chief Executive Officer or the board of directors.

Section 5.8        Powers and Duties of the Treasurer. The Treasurer shall perform such duties as may from time to time be assigned to the Treasurer by the Chief Financial Officer, the President or the board of directors.

Section 5.9 Powers and Duties of the Secretary. The Secretary shall (a) prepare and keep minutes of all meetings of the shareholders and of the board of directors; (b) maintain and authenticate records of the Corporation, including those required to be kept by law; (c) attend to giving and serving all notices of the Corporation as provided by these bylaws or as required by law; (d) be custodian of the corporate seal, if any, the stock certificate books and such other books, records and papers as the board of directors may direct; (e) keep a stock record showing the names of all persons who are shareholders of the Corporation, their addresses as furnished by each such shareholder, and the number of shares of each class of stock held by them respectively, and at least ten days before each shareholders' meeting, prepare a complete list of shareholders entitled to vote at such meeting arranged in alphabetical order; (f) sign with the Chief Executive Officer, the Chief Operations Officer or the President certificates for shares of the capital stock of the Corporation; and (g) in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to the Secretary by the Chief Executive Officer, the President or the board of directors. Without limiting the foregoing, the Secretary shall be responsible for maintaining and authenticating the following records: (a) minutes of all meetings of the shareholders and of the board of directors; (b) all actions taken by the shareholders or the board of directors without a meeting; (c) all actions taken by a committee of the board of directors in place of the board of directors on behalf of the Corporation; (d) the articles or restated articles of incorporation of the Corporation and all amendments to them currently in effect; (e) the bylaws or restated bylaws of the Corporation and all amendments to them currently in effect; (f) resolutions adopted by the board of directors creating one or more classes or series of shares, and fixing their relative rights, preferences and limitations, if shares pursuant to those resolutions are outstanding; (g) all written communications to shareholders generally within the past three years, including the financial statements furnished for the past three years pursuant to Section 8.6(c) of these bylaws; (h) a list of the names and business addresses of the current directors and officers of the Corporation; and (i) the Corporation's most recent biennial report delivered to the Secretary of State.

Section 5.10 Assistants. There shall be such number of Assistant Secretaries and Assistant Treasurers as the board of directors may from time to time authorize and appoint. The Assistant Secretaries and Assistant Treasurers shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President or the board of directors. The board of directors shall also have the power to appoint any person to act as assistant to any other officer, or to perform the duties of any other officer whenever for any reason it is impracticable for such officer to act personally, and such assistant or acting officer so appointed shall have the power to perform all the duties of the office to which he or she is so appointed to be assistant, or as to which he or she is so appointed to act, except as such power may be otherwise defined or restricted by the board of directors.

ARTICLE 6

SHARES, THEIR ISSUANCE AND TRANSFER

Section 6.1 Issuance of Shares. The shares of stock of the Corporation may be issued to persons qualified to hold the class or series of shares in question as provided in the articles of restatement.

Section 6.2 Consideration for Shares. The board of directors may authorize shares to be issued for consideration consisting of any tangible or intangible property or benefit to the Corporation, including cash, promissory notes, services performed, contracts for services to be performed, or other securities of the Corporation. Before the Corporation issues shares, the board of directors must determine that the consideration received or to be received for shares to be issued is adequate. The Corporation may place in escrow shares issued for a contract for future services or benefits or a promissory note, or make other arrangements to restrict the transfer of the shares, and may credit distributions in respect of the shares against their purchase price, until the services are performed, the note is paid, or the benefits received. If the services are not performed, the note is not paid, or the benefits are not received, the shares escrowed or restricted and the distributions credited may be canceled in whole or in part.

Section 6.3 Certificates for Shares. Every shareholder of the Corporation shall be entitled to a certificate or certificates representing the shares held by such shareholder. The certificates shall be in such form as the board of directors shall from time to time prescribe, consistent with law.

Section 6.4 Execution of Certificates. The certificates for shares of stock shall be numbered in the order in which they are issued and shall be signed by the President, the Chief Executive Officer or the Chief Operations Officer and by the Secretary or an Assistant Secretary of the Corporation. The signatures of any person signing a certificate may be facsimiles. If any person who signed, either manually or in facsimile, a certificate no longer holds office when the certificate is issued, the certificate is nevertheless valid.

Section 6.5 Share Record. A record shall be kept by the Secretary, or by any other officer, employee or agent designated by the board of directors, of (i) the names and addresses of all shareholders, (ii) the number and class of shares held by each shareholder, (iii) the certificates representing such shares and the respective dates thereof, and (iv) in case of cancellation of any certificates, the respective dates of cancellation. The person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation; provided, however, that whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact, if known to the Secretary, shall be set out in the entry of transfer.

Section 6.6 Cancellation. Every certificate surrendered to the Corporation for exchange or transfer shall be cancelled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so cancelled, except in cases provided in Section 6.9 of these bylaws.

Section 6.7 Transfers of Stock. Transfers of shares of the capital stock of the Corporation shall be made only on the books of the Corporation by the record holder thereof, or by his, her or its attorney thereunto authorized by power of attorney duly executed and filed with the Secretary, and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon. All transfers of shares shall be subject to the restrictions and other terms and conditions set forth in the articles of restatement.

Section 6.8 Regulations. The board of directors may make such other rules and regulations as it may deem expedient, not inconsistent with law or the articles of restatement, concerning the issue, transfer and registration of certificates for shares of the stock of the Corporation.

Section 6.9 Lost, Destroyed, or Mutilated Certificates. In the event of the loss, theft or destruction of any certificate for shares of the stock of the Corporation, another may be issued in its place pursuant to such regulations as the board of directors may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.

ARTICLE 7

CONTRACTS, LOANS, CHECKS AND DEPOSITS

Section 7.1 Contracts. The board of directors may authorize any officer or officers or agent or agents to enter into any contract or to execute and deliver any document or instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

Section 7.2 Loans. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the board of directors. Such authority may be general or confined to specific instances.

Section 7.3 Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by the Chief Executive Officer, the Chief Operations Officer, the Chief Financial Officer, the President, the Treasurer or such other officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by the resolution of the board of directors.

ARTICLE 8

MISCELLANEOUS PROVISIONS

Section 8.1 Facsimile and Electronic Signatures. In addition to the provisions for use of facsimile and electronic signatures authorized by law or elsewhere specifically authorized in these bylaws, facsimile and electronic signatures of any officer or officers of the Corporation may be used whenever and as authorized by the board of directors or a committee thereof. An "electronic signature" is any electronic symbol or process attached to or logically associated with a document sent by electronic transmission and executed or adopted by a person with the intent to sign such document. "Electronic signature" includes: (i) a unique password or unique identification assigned to a person by the Corporation; (ii) a person's typed name attached to or part of an electronic transmission sent by or from a source authorized by such person, such as an e-mail address provided by such person as that person's e-mail address; (iii) a person's facsimile signature; and (iv) any other form of electronic signature approved by the board of directors.

Section 8.2 Corporate Seal. The Corporation shall not adopt an official seal.

Section 8.3 Fiscal Year. The fiscal year of the Corporation shall be from the first day of January through the last day of December.

Section 8.4 Corporate Records. The books and records of the Corporation shall be kept at the principal office of the Corporation, except that the shareholder list must also be kept at the places described in section 3.6 of these bylaws.

Section 8.5 Voting of Stocks or Other Interests Owned by the Corporation. In the absence of a resolution of the board of directors to the contrary, the Chief Executive Officer, the Chief Operations Officer, the President and/or any Vice President acting within the scope of his or her authority as provided in these bylaws, are authorized and empowered on behalf of the Corporation to attend and vote, or to grant discretionary proxies to be used, at any meeting of shareholders, members or other owners of any corporation, limited liability company or other entity in which the Corporation holds or owns shares of stock, units or other equity or interests and in that connection, on behalf of the Corporation, to execute a waiver of notice of any such meeting or a written consent to action without a meeting. The board of directors shall have authority to designate any officer or person as a proxy or attorney-in-fact to vote shares of stock, units or other equity or interests in any other corporation, limited liability company or other entity in which the Corporation may own or hold shares of stock, units or other equity or interests.

Section 8.6 Shareholders' Right to Information.

(a)          Subject to the following, a shareholder of the Corporation is entitled to inspect and copy, during regular business hours at the Corporation's principal office, any of the following records of the Corporation:

(i)	The Corporation's articles or restated articles of incorporation and all amendments to them currently in effect;

(ii)	The Corporation's bylaws or restated bylaws and all amendments to them currently in effect;

(iii)

Resolutions adopted by the board of directors creating one or more classes or series of shares, and fixing their relative rights, preferences and limitations, if shares issued pursuant to those resolutions are outstanding;

(iv)	The minutes of all shareholders' meetings, and records of all action taken by shareholders without a meeting, for the past three years;

(v)	All written communications to shareholders generally within the past three years, including the financial statements furnished for the past three years pursuant to section 8.6(c) of these bylaws;

(vi)	A list of the names and business addresses of the Corporation's current directors and officers; and

(vii)	The Corporation's most recent biennial report delivered to the Iowa Secretary of State.

The shareholder must, however, give the Corporation written notice of the shareholder's demand at least five business days before the date on which the shareholder wishes to inspect and copy the records in question.

(b)          Subject to the following, a shareholder of the Corporation is entitled to inspect and copy, during regular business hours at a reasonable location specified by the Corporation, any of the following records of the Corporation:

(i)

Excerpts from minutes of any meeting of the board of directors, records of any action of a committee of the board of directors while acting in place of the board of directors on behalf of the Corporation, minutes of any meeting of the shareholders, and records of action taken by the shareholders or the board of directors without a meeting, to the extent not subject to inspection under subparagraph (a) above;

(ii)	Accounting records of the Corporation; and

(iii)	The record of shareholders.

A shareholder may inspect and copy the above records, however, only if: (i) the shareholder's demand is made in good faith and for a proper purpose, (ii) the shareholder describes with reasonable particularity the shareholder's purpose and the records the shareholder desires to inspect, (iii) the records are directly connected with the shareholder's purpose, and (iv) the shareholder gives the Corporation written notice of the shareholder's demand at least five business days before the date on which the shareholder wishes to inspect and copy the records in question.

(c)          Upon written request from a shareholder, the Corporation, at its expense, shall furnish to that shareholder the annual financial statements of the Corporation, which may be consolidated or combined statements of the Corporation and one or more of its subsidiaries, as appropriate. The financial statements will include a balance sheet as of the end of the fiscal year and an income statement for that year, and, if the annual financial statements are reported upon by a public accountant, that report must accompany them.

(d)        A shareholder's agent or attorney has the same inspection and copying rights as the shareholder represented.

(e)          The right to copy records under this section includes, if reasonable, the right to receive copies by xerographic or other means, including copies through an electronic transmission if available and so requested by the shareholder.

(f)           The Corporation may impose a reasonable charge, covering the costs of labor and material, for copies of any documents provided to a shareholder. The charge shall not exceed the estimated cost of production, reproduction or transmission of the records.

Section 8.7. Inspection of Records by Directors. A director is entitled to inspect and copy the books, records, and documents of the Corporation at any reasonable time to the extent reasonably related to the performance of the director's duties as a director, including duties as a member of a committee, but not for any other purpose or in any manner that would violate any duty to the Corporation.

Section 8.8.    Electronic Transmissions. "Electronic transmission" or "electronically transmitted" means any process of communication not directly involving the physical transfer of paper that is suitable for the retention, retrieval and reproduction of information by the recipient. Notice by electronic transmission is written notice. Notices and written consents may be given by electronic transmission. Each written consent given by electronic transmission shall contain an electronic signature of the person giving such written consent.

ARTICLE 9

AMENDMENTS

These bylaws may be amended or repealed by the shareholders. These bylaws may also be amended or repealed by the board of directors unless either of the following apply: (i) the articles of restatement or law reserve that power exclusively to the shareholders in whole or in part, or (ii) the shareholders in amending, repealing, or adopting a bylaw expressly provide that the board of directors shall not amend, repeal or reinstate that bylaw.

ARTICLE 10

IOWA BUSINESS CORPORATION ACT AND

SECURITIES EXCHANGE ACT OF 1934

All references to the "law" in these bylaws shall mean the Iowa Business Corporation Act, as amended from time to time.

During any period of time that the Corporation is subject to the requirements of the Securities Exchange Act of 1934, these bylaws shall also be applied and interpreted in a manner which is consistent with the Securities Exchange Act of 1934 and the rules and regulations promulgated under or pursuant to the Securities Exchange Act of 1934.